Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this S-8 Registration Statement of our report dated February 7, 1997 included in Dendrite International, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.



                                            ARTHUR ANDERSEN LLP


Philadelphia, Pa.
  March 31, 1997